UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         October 5, 2006
Date of Report (Date of earliest event reported):

PURE BIOSCIENCE
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	33-0530289 (IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)

(619) 586 8600
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On October 5, 2006 the Directors of PURE Bioscience accepted the resignation Michael Sitton from the Board of Directors, effective October 5, 2006. Mr. Sitton has resigned in order to create a vacancy so that the Pure Bioscience Board of Directors may be restructured to consist of a sufficient number of independent directors to be able to meet the listing requirements of a national stock exchange. Mr. Sitton’s letter of resignation is attached as an exhibit to this Current Report on Form 8-K. Mr. Sitton will continue his relationship with PURE as a consultant on domestic and international business development. The Board of Directors has thanked Mr. Sitton for his service to the Corporation.

PURE provided Mr. Sitton with a copy of this Current Report prior to the filing thereof and informed him that he has the opportunity to provide PURE with correspondence stating whether he agrees or disagrees with the disclosure contained in this Current Report which PURE would file as an exhibit to this Current Report or an amendment thereto.

Item 9.01   Financial Information and Exhibits

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits

17.1	Resignation of D. Michael Sitton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 9, 2006

PURE BIOSCIENCE

/s/ MICHAEL L. KRALL
Michael L. Krall, Chief Executive Officer